UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2018 (October 4, 2018)

PREVENTION INSURANCE.COM

(Exact name of registrant as specified in its charter)

Delaware	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 604, Uptown 1, No.1

Jalan SS21/58, Damansara

Uptown, 47400 Petaling Jaya

Selengor, Malaysia 47400

(Address of Principal Executive Offices) (Zip Code)

+60 3 7611 9238

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

Item 8.01. Other Events.

Item 9.01. Financial Statements and Exhibits

On October 4, 2018, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State (the “Amendment”) which effectuated the following corporate actions (“Corporate Actions”):

●	a reverse split of our outstanding common stock, $0.0001 par value, on a one (1) post-split share for ten (10) pre-split shares basis, and

●	increased our authorized shares of common stock, $0.0001 par value, from 100,000,000 to 200,000,000.

The Corporate Actions became effective on October 4, 2018 (the “Effective Date”). As it relates to the reverse stock split, on the Effective Date, every 10 shares of issued and outstanding common stock were converted into one share of common stock. No fractional shares will be issued in connection with the reverse stock split. Instead, a holder of record of common stock on the Effective Date who would otherwise be entitled to a fraction of a share will, in lieu thereof, be entitled to receive a whole share of common stock.

The forgoing description is a summary only, does not purport to set forth the complete terms of the Amendment, and is qualified in its entirety by reference to the Amendment filed as Exhibit 3.1(iii) to this Current Report on Form 8-K.

On October 9, 2018, FINRA will be announcing on its Daily List that the Company has effected the above described reverse stock split. As a result of the reverse stock split, the number of issued and outstanding shares of the Company’s common stock was reduced from 22,340,081 to 2,234,465. The Company’s authorized shares will be increased to 200,000,000 shares as a result of the Corporate Action. The new CUSIP number for the Shares will be 741375307.

Exhibit No.	Description
3.1(iii)	Certificate of Amendment to Articles of Incorporation filed on October 4, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM
(Registrant)

/s/ Chee Chau Ng
Chee Chau Ng
Chief Executive Officer

Date: October 8, 2018

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